
FTTP's Impact on Total EBITDAS Margin
40%
35%
30%
25%
20%
15%
21%
19%
17%
15%
13%
11%
9%
7%
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
FTTP % of Overall Revenues
EBITDA Margin